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                                                                    Exhibit 4.5

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                             HARVEYS CASINO RESORTS,

                                     Issuer

                     HARVEYS TAHOE MANAGEMENT COMPANY, INC.,
                     HARVEYS C.C. MANAGEMENT COMPANY, INC.,
                    HARVEYS IOWA MANAGEMENT COMPANY, INC. and
                     HARVEYS L.V. MANAGEMENT COMPANY, INC.,

                                  as Guarantors

                                       and

                       IBJ SCHRODER BANK & TRUST COMPANY,

                                     Trustee

                          THIRD SUPPLEMENTAL INDENTURE
                          Dated as of December 24, 1998

                                 --------------


                                  $150,000,000

                    10 5/8% SENIOR SUBORDINATED NOTES DUE 2006

    Supplementing the Indenture Dated as of May 15, 1996 among Harveys Casino Resorts, Issuer, Harveys C.C. Management Company, Inc., Harveys Wagon Wheel Casino Limited Liability Company, Harveys Iowa Management Company, Inc. and
  Harveys L.V. Management Company, Inc., as Guarantors, and IBJ Schroder Bank &
           Trust Company, Trustee, as amended and supplemented to date


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          THIS THIRD SUPPLEMENTAL INDENTURE (the "Third Supplemental
Indenture"), dated as of December 24, 1998 among HARVEYS CASINO RESORTS, a Nevada corporation (the "Issuer"), and HARVEYS TAHOE MANAGEMENT COMPANY, INC., a Nevada corporation, HARVEYS C.C. MANAGEMENT COMPANY, INC., a Nevada corporation, HARVEYS IOWA MANAGEMENT COMPANY, INC., a Nevada corporation and HARVEYS L.V. MANAGEMENT COMPANY, INC., a Nevada corporation (the "Guarantors"), and IBJ SCHRODER BANK & TRUST COMPANY, a New York banking corporation, as Trustee (the "Trustee"), under the Indenture dated as of May 15, 1996 (the "Original Indenture"), as amended and supplemented by a First Supplemental Indenture dated as of June 5, 1996 (the "First Supplemental Indenture") and a Second Supplemental Indenture dated as of May 22, 1997 (the "Second Supplemental Indenture") (the Original Indenture as so amended and supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, the "Indenture").

                              W I T N E S S E T H :

          WHEREAS, the Issuer has issued its 10 5/8% Senior Subordinated Notes Due 2006 (the "Securities") pursuant to the Indenture;

          WHEREAS, the Issuer has entered into an Agreement and Plan of Merger dated as of February 1, 1998 with Harveys Acquisition Corporation, a Nevada corporation ("HAC"), pursuant to which, subject to the terms and conditions thereof, HAC would be merged with and into the Issuer, the Issuer to be the surviving corporation (the "Merger");

          WHEREAS, the Issuer has requested that the holders (the "Holders") of the Securities waive one time the applicability to the Merger of section 8.1 of the Indenture;

          WHEREAS, the Issuer and the Guarantors wish to amend or waive certain provision of the Indenture pursuant to section 7.2 thereof; and

          WHEREAS, the Trustee has received evidence satisfactory to it of the consent of the holders of not less than a majority of the aggregate principal amount of the Securities outstanding to the waivers and amendments set forth herein, pursuant to section 6.1 of the Indenture.

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          NOW, THEREFORE, intending to be legally bound hereby, the parties agree as follows. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Indenture.

                                    ARTICLE I

                                     WAIVER

          All Holders and every subsequent holder of the Securities shall be bound by the following waiver of the Indenture and the Securities:

               Such persons expressly waive the necessity of the compliance by the Issuer with its obligations set forth in section 8.1 of the Indenture in connection with, and solely for the facilitation of the Merger of HAC, with and into the Issuer, the Issuer to be the surviving corporation.

                                   ARTICLE II

                                   AMENDMENTS

          The definition of "Consolidated Cash Flow" in Section 1.1 of the Indenture is deleted in its entirety and replaced with the following:

          "'Consolidated Cash Flow' means for any period, Consolidated Net Income for such period after deducting therefrom an amount equal to any extraordinary gain (to the extent such gain was included in computing Consolidated Net Income) and after adding thereto (a) an amount equal to any extraordinary loss plus any net loss realized in connection with a sale, lease, conveyance, transfer or other disposition of property or other assets (other than the disposition of inventory in the ordinary course of business), to the extent such losses were deducted in computing Consolidated Net Income, plus (b) provision for taxes based on income or profits to the extent such provision for taxes was included in computing Consolidated Net
          Income, plus (c) consolidated interest expense of the Issuer and its Restricted Subsidiaries for such period, whether paid or accrued (including amortization of original

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          issue discount, non-cash interest payments, amortization of, deferred financing charges and the interest component of capital lease obligations), to the extent such expense was deducted in computing Consolidated Net Income, plus (d) depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash charges (excluding any such non-cash charge that requires an accrual of or reserve for cash charges for any future period and excluding any such non-cash charge that is included in consolidated interest expense or consolidated tax expense) of the Issuer and its Restricted Subsidiaries for such period to the extent such depreciation, amortization and other non-cash charges were deducted in computing Consolidated Net Income, plus, (e) any capitalized preopening expenses incurred in connection with the Harveys Kanesville Queen Riverboat Gaming Facility and related landbased amenities which were reflected in the Issuer's Consolidated Statement of Operations for any period ending on or before December 31, 1996 to the extent that any such expenses were deducted in computing Consolidated Net Income, in each case, on a consolidated basis, determined in accordance with GAAP, plus, (f) to the extent not included above (and in any case without duplication), all charges and expenses (including, without limitation, legal and investment banking fees and expenses and severance and other payments to management and directors of Issuer) incurred by Issuer in connection with the merger (the "Merger") of Harveys Acquisition Corporation, a Nevada corporation ("HAC"), with and into Issuer pursuant to the Agreement and Plan of Merger dated as of February 1, 1998 by and between Issuer and HAC, the amendment and restatement of the Credit Facility in connection with the Merger, any issuance of preferred stock by Issuer for the purpose of providing financing for the Merger, any offer to repurchase the Securities required hereunder in connection with the Merger and any fees payable to Holders in connection with the solicitation by Issuer of consents of Holders pursuant to the Consent Solicitation Statement dated November 16, 1998, as may be amended."

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                                   ARTICLE III

                                  MISCELLANEOUS

          Section 3.1 Except as amended hereby, all of the terms of the Indenture shall remain and continue in full force and effect and are hereby confirmed in all respects.

          Section 3.2 This Third Supplemental Indenture and each and every provision hereof shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of such State.

          Section 3.3 This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall constitute but one and the same instrument.

          Section 3.4 In entering into this Third Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided.

                            [SIGNATURE PAGES FOLLOW]

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          IN WITNESS WHEREOF, the parties hereto have caused this Third
Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date hereof.

                             HARVEYS CASINO RESORTS


                             By: /s/ John J. McLaughlin
                                -----------------------------------------------
                                   Name:  John J. McLaughlin
                                   Title: Sr. Vice President/CFO/Treasurer

                             IBJ SCHRODER BANK & TRUST COMPANY,
                             as Trustee


                             By: /s/ Stephen J. Giurlando
                                -----------------------------------------------
                                   Name:  Stephen J. Giurlando
                                   Title: Assistant Vice President

                             HARVEYS C.C. MANAGEMENT COMPANY, INC.


                             By: /s/ John J. McLaughlin
                                -----------------------------------------------
                                   Name:  John J. McLaughlin
                                   Title: Sr. Vice President/CFO/Treasurer

                             HARVEYS TAHOE MANAGEMENT COMPANY,
                             INC.


                             By: /s/ John J. McLaughlin
                                -----------------------------------------------
                                   Name:  John J. McLaughlin
                                   Title: Sr. Vice President/CFO/Treasurer

                             HARVEYS IOWA MANAGEMENT COMPANY, INC.


                             By: /s/ John J. McLaughlin
                                -----------------------------------------------
                                   Name:  John J. McLaughlin
                                   Title: Sr. Vice President/CFO/Treasurer

                             HARVEYS L.V. MANAGEMENT COMPANY, INC.


                             By: /s/ John J. McLaughlin
                                -----------------------------------------------
                                   Name:  John J. McLaughlin
                                   Title: Sr. Vice President/CFO/Treasurer